Exhibit 99.1

LIONSGATE APPOINTS FORMER TREASURY SECRETARY STEVEN MNUCHIN TO BOARD OF DIRECTORS

SANTA MONICA, Calif., and VANCOUVER, BC, January 26, 2026 — Lionsgate Studios Corp. (NYSE: LION) today announced that its Board of Directors has appointed former United States Secretary of the Treasury, Steven T. Mnuchin, a director, effective immediately.

Mr. Mnuchin brings deep financial and regulatory expertise from his tenure as U.S. Treasury Secretary, as well as entertainment industry experience from his leadership at Dune Capital Management – a hedge fund that focused on entertainment industry investments. Mr. Mnuchin co-financed the box office smash Avatar and has more than 35 executive producer credits, including some of the highest-grossing blockbusters of all time. He is now the Managing Partner of Liberty Strategic Capital, a private equity firm focused on technology, financial services, fintech, and new forms of content. His decades of leadership across global financial markets – including as a Goldman Sachs partner, leader of multiple investment and banking platforms, chair of the Committee on Foreign Investment in the United States (CFIUS), and as a member of the National Security Council – equip him with seasoned judgment on risk, governance, capital markets and other financial matters.

“Steven brings a long record of public and private sector leadership and is an exceptional addition to the Lionsgate Board,” said Dr. Mark Rachesky, Chair of the Lionsgate Board of Directors. “His steady judgment, global perspective and deep industry insights will be enormously valuable as Lionsgate continues to grow as one of the world’s leading pure-play content studios. Steven and his fund are significant Lionsgate investors, and his interests are aligned with those of Lionsgate shareholders. I and the rest of the Board look forward to working closely with him on the creation of further shareholder value.”

“I have long admired Lionsgate’s creativity, entrepreneurial spirit, and ability to excel in a competitive industry. I am pleased to join the Company’s Board,” said Mr. Mnuchin. “Lionsgate’s Board and management team are building something dynamic and forward-looking, and I am eager to support that momentum. I look forward to helping guide the company in combining strong vision with disciplined execution.

About Steven T. Mnuchin

Steven T. Mnuchin served as the 77th U.S. Secretary of the Treasury, leading the nation’s financial policy, managing federal finances, strengthening national security through economic and cybersecurity oversight, and implementing major legislation, including the Tax Cuts and Jobs Act and the CARES Act. Prior to public service, Mr. Mnuchin built a decades-long career in global finance as a Partner and Chief Information Officer at The Goldman Sachs Group, Inc., Founder, Chairman and Chief Executive Officer of Dune Capital Management, and Founder, Chairman and Chief Executive Officer of OneWest Bank. In 2021, he founded Liberty Strategic Capital, where he currently serves as Managing Partner and chairs the firm’s Investment Committee. He is also a director at Flagstar Bank, N.A. and Chairman of the Board of Directors

of Satellogic Inc. He has also served on the boards of major cultural and philanthropic institutions, including the Museum of Contemporary Art Los Angeles, the Whitney Museum of Art, the Hirshhorn Museum and Sculpture Garden on the National Mall, the UCLA Health System, New York Presbyterian Hospital, and the Los Angeles Police Foundation. He holds a bachelor’s degree from Yale University.

Forward-Looking Statements

Certain statements included in this press release constitute “forward-looking statements” within the meaning of applicable U.S. and Canadian securities legislation and regulations and are subject to important risks, uncertainties, and assumptions. This forward-looking information includes, amongst others, information with respect to our objectives and strategies to achieve these objectives. Forward-looking statements generally can be identified by the use of conditional or forward-looking terminology such as “may”, “will”, “expect”, “intend”, “estimate”, “project”, “assume”, “anticipate”, “plan”, “foresee”, “believe”, or “continue”, or the negatives of these terms or variations of them or similar terminology.

Forward-looking information is inherently uncertain and the results or events predicted in such forward-looking information may differ materially from actual results or events. Material factors, which could cause actual results or events to differ materially from a conclusion or projection in such forward-looking information, include, but are not limited to changes in general economic, financial or geopolitical conditions globally or in one or more of the markets we serve, including the pricing and inflationary environment, and our ability to implement our growth strategies and plans. These factors may cause the Company’s actual performance in future periods to differ materially from any estimates or projections of future performance expressed or implied by the forward-looking statements included in this press release.

There can be no assurance that the expectations represented by our forward-looking statements will prove to be correct. The purpose of the forward-looking statements is to provide the reader with a description of management’s expectations regarding the Company’s future financial performance and may not be appropriate for other purposes. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise unless required by applicable legislation or regulation. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement.

About Lionsgate

Lionsgate (NYSE: LION) is one of the world’s leading standalone, pure play content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a premier talent management and production powerhouse at 3 Arts Entertainment and a more than 20,000-title film and television library, all driven by Lionsgate’s bold and entrepreneurial culture.

For media inquiries, please contact:

Peter D. Wilkes

pwilkes@lionsgate.com

310-255-3726

For investor inquiries, please contact:

Nilay Shah

nshah@lionsgate.com

310-255-3651